Exhibit 107
CALCULATION OF FILING FEE TABLE
S-3ASR
(Form Type)

TRUSTCO BANK CORP NY
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be carried Forward
Newly Registered Securities
Fees to Be Paid		—	—	—	—	—	—	—	—
Fees Previously Paid		—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	1	Equity	Common stock, par value $1.00 per share	415(a)(6)	1,122,970		$1.00		—	Form S-3	333-272184	05/31/2023	$3,508.97
		Total Offering Amounts					$1.00		$0.00
		Total Fees Previously Paid							$0.00
		Total Fee Offsets							$0.00
		Net Fee Due							$0.00
 Offering Note

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the number of shares of TrustCo Bank Corp NY (the "Registrant") common stock, par value $1.00 per share (the "Common Stock") being registered hereunder includes such indeterminate number of additional shares of common stock as may become issuable as a result of any stock splits, stock dividends or similar transactions.

Pursuant to Rule 415(a)(6), 1,122,970 shares of Common Stock registered hereunder are unsold securities (the "Unsold Securities") previously registered on the registration statement on Form S-3 (File No. 333-272184), which was originally filed with the Securities and Exchange Commission on May 24, 2023, and declared effective on May 31, 2023 (the "Prior Registration Statement"). The aggregate filing fee paid in connection with such Unsold Securities was $3,508.97 (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). Pursuant to Rule 415(a)(6) under the Securities Act, (i) the registration fee applicable to the Unsold Securities is being carried forward to this registration statement and will continue to be applied to the Unsold Securities, and (ii) the offering of the Unsold Securities registered on the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b) and 0-11(a)(2)
Fees Offset Claims
Fees Offset Sources
Rule 457(p)
Fees Offset Claims
Fees Offset Sources

Table 3: Combined Prospectuses	☑Not Applicable

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date